Exhibit 10.7

Pegasus Digital Mobility Acquisition Corp.

100 Field Point Road, 1st Floor

Greenwich, CT 06830

Re: Pegasus Digital Mobility Acquisition Corp. -- Forfeiture of Deferred Discount

Ladies and Gentlemen:

This letter references the underwriting agreement (the “Underwriting Agreement”), dated October 21, 2021, among the undersigned, as one of the underwriters named on Schedule I of the Underwriting Agreement (the “Forfeiting Underwriter”), and Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (the “Company”), providing for the issuance and sale to the several Underwriters of an aggregate of 20,000,000 units of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Underwriting Agreement.s

The Forfeiting Underwriter agrees to forfeit (and irrevocably waive any right to) the Deferred Discount that is to be paid to the Forfeiting Underwriter upon the consummation of a Business Combination and paid out of the proceeds of the Offering held in the Trust Account in accordance with Section 2 of the Underwriting Agreement. Except as modified by this paragraph, the Underwriting Agreement shall otherwise remain in full force and effect.

Sincerely,

BARCLAYS CAPITAL INC.

By:
Name:
Title:

Acknowledged and accepted by:

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry
Name:	F. Jeremey Mistry
Title:	Chief Financial Officer